EXHIBIT 99.1
Press Release Dated March 23, 2004



     WITH NEARLY 900 LOCATIONS, PACIFIC SUNWEAR OF CALIFORNIA SUBSTANTIALLY
            INCREASES NUMBER OF LICENSES OF PARK CITY GROUP SOFTWARE

PARK CITY, UTAH - March 23, 2004 - Park City Group, Inc. (OTCBB: PKCY) announced today that one of its premier customers, Pacific Sunwear of California (NASDAQ:PSUN) has entered into a licensing agreement to substantially increase the number of locations using the Park City Group ActionManager software and has licensed an additional product.

Pacific Sunwear (PacSun) is a long time user of the ActionManager applications and has been featured in a number of industry publications and conferences where they attributed their ability to reduce and eliminate unnecessary paperwork at their locations to the ActionManager applications. They have also described the beneficial return on investment they have achieved using Park City Group products. The new product they acquired with this license agreement is ActionBoard, the dashboard, real-time alert monitoring application. The first license agreement between the companies was executed in 1994 when Pacific Sunwear had less than 100 locations, and today, Pacific Sunwear has nearly 900 locations.

"We have had and continue to have a long and successful relationship with Park City Group," notes Ron Ehlers, Vice President of Information Services. "Our business has come to rely upon the features of the applications we have licensed from them. We evaluate a successful relationship with our vendors as one that includes more than just software; it includes the vendor's services and the people we work with, and we are pleased to be able to work with Park City Group on an on-going basis."

"We think of Pacific Sunwear as one of our most important customers and we believe that our success is a measure of our customers' success "notes Randy Fields, CEO of Park City Group. "Pacific Sunwear is among the largest of our customers using the software today. When our customers add on licenses and obtain new products, we consider it to be the most important of our sales efforts because it reflects the commitment of the customer and pushes us to strive for excellence in customer service. We focus on the needs of our customers and it fuels our passion for innovation and after all, innovative technology has the power to eliminate obstacles and create opportunities. The acquisition of ActionBoard and the additional licenses represents a significant contract between our organizations; it solidifies our relationship and we look forward to many more years of working together. We are truly gratified that they have chosen us to be one of their partners. "

About Pacific Sunwear of California, Inc.:

Pacific Sunwear of California, Inc. is a leading mall-based specialty retailer of everyday apparel, accessories and footwear designed to meet the lifestyle needs of active teens and young adults. Pacific Sunwear of California believes its stores are differentiated by a carefully edited selection of popular and emerging brands that are offered together with the Company's own brands. As of January 31, 2004 Pacific Sunwear of California operated 677 PacSun stores in all 50 states and Puerto Rico, 121 d.e.m.o. stores and 79 Outlet stores. To see more information about Pacific Sunwear of California, please visit their website at www.PacSun.com.

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About Park City Group:

Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology had its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. Feel free to contact us (Media Contact Randy Fields) at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY), visit our website at www.parkcitygroup.com.

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in economic conditions that may change demand for the Company's products and services and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Park City Group uses paid services of investor relations organizations to promote the Company to the investment community. Investments in any company should be considered speculative and prior to acquisition, should be thoroughly researched. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.